Exhibit 99.1

Hawaiian Holdings, Inc.

Investor Update

Issue Date: September 15, 2010

Hawaiian Holdings, Inc. (the Company), parent of Hawaiian Airlines, Inc. (Hawaiian) issued the following Investor Update.

Investor Presentation

On September 15, 2010 Peter Ingram, Executive Vice President, Chief Financial Officer and Treasurer for both the Company and Hawaiian will present at the Imperial Capital Global Opportunities Conference in New York.

Third Quarter Outlook

The Company has revised its expectations with respect to certain financial and operational metrics relative to those shared during its Second Quarter 2010 Earnings Release Conference call on July 27, 2010.  Specifically, the Company is revising its guidance to improve (reduce) the range of expected unit cost (CASM ex-fuel) performance, and to narrow the range of expected passenger unit revenue (PRASM) performance toward the better end of its prior guidance.  The table below summarizes the Company’s previous and revised guidance for the quarter ending September 30, 2010, each expressed as expected change compared to the results for the quarter ended September 30, 2009 (the results for which are presented for reference).

Item	Third Quarter 2009	Prior Guidance	Revised Guidance
Cost Per ASM Excluding Fuel (cents)	8.51	Down 1.0% to up 2.0%	Down 2.0% to Flat
Passenger Revenue Per ASM (cents)	10.74	Up 4.5% to 7.5%	Up 5.5% to 7.5%
ASMs (millions)	2507.3	Up 7.0% to 9.0%	Up 8.0% to 9.0%

Expected Third Quarter Fuel Expense

For the quarter ending September 30, 2010, Hawaiian expects its average GAAP fuel cost per gallon to be $2.24 to $2.27.  GAAP fuel costs reflect Hawaiian’s Operating Expenses for jet fuel purchases, including taxes, duties and delivery, but excludes the impact of Hawaiian’s fuel hedging program.

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.  For the quarter ending September 30, 2010, Hawaiian expects its economic fuel cost per gallon to be 3 to 4 cents higher than its GAAP fuel cost per gallon.

The Company’s fuel derivative contracts were not designated as hedges under ASC Topic 815, “Derivatives and hedging” (ASC 815) for hedge accounting treatment.  As a result, any changes in fair value of these derivative instruments are adjusted through other nonoperating (income) expense in the period of change.  As a result of changes in fuel prices between June 30, 2010 and August 31, 2010, the company recorded nonoperating expenses of $0.7 million related to its fuel derivative contracts during the first two months of the third quarter.  The ultimate recognition of nonoperating expenses relating to the Company’s fuel derivative contracts for the quarter ending September 30, 2010 will be affected by changes in the price of fuel through the remainder of the period.

Safe Harbor Statement

This investor update contains forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance, including but not limited to statements regarding improvement in expected passenger revenue per available seat mile, decrease in cost per available seat mile excluding fuel, average GAAP fuel cost per gallon and economic fuel cost per gallon.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.  These risks and uncertainties include, without limitation, economic volatility; the price and availability of aviation fuel; competition in the transpacific, interisland and South Pacific/Australia/Asia markets; reduced demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; and the Company’s ability to implement its growth strategy and related cost reduction goals.  The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.  Additional information on risk factors that could potentially affect the Company’s operations and financial results may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and other filings with the Securities and Exchange Commission.